Filed Pursuant to Rule 424(b)(3)

Registration No. 333-273319

PROSPECTUS SUPPLEMENT NO. 16

(to Prospectus dated July 28, 2023)

Canopy Growth Corporation

13,218,453 Common Shares

This prospectus supplement supplements the prospectus dated July 28, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-273319). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale, from time to time, of up to 13,218,453 of our common shares (the “Shares”) by the selling securityholders listed in the section of the Prospectus entitled “Selling Securityholders” (the “Selling Securityholders”). The Shares were issued to the Selling Securityholders (i) on May 17, 2022 and May 25, 2022 pursuant to an Option Agreement, dated as of May 17, 2022, by and among us, Canopy Oak LLC (“Canopy Oak”), Lemurian, Inc., a California corporation, and the other parties thereto; (ii) on May 17, 2022 pursuant to an Option Agreement, dated as of May 17, 2022, by and among Canopy Oak and the other parties thereto; and (iii) on November 4, 2022 and March 17, 2023 pursuant to the Third Amendment to Tax Receivable Agreement, dated as of October 24, 2022, by and among us, Canopy USA, LLC, a Delaware limited liability company, Acreage Holdings America, Inc., a Nevada corporation, High Street Capital Partners, LLC, a Delaware limited liability company (“HSCP”), and certain members of HSCP.

Investing in our common shares (“Common Shares”) involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Item 1A. Risk Factors” beginning on page 29 of our Annual Report on Form 10-K for the year ended March 31, 2023 (the “Annual Report”), which is incorporated by reference in the Prospectus, as well as the risk factors discussed in the periodic reports and other documents we file from time to time with the SEC and with applicable Canadian securities regulators, and which we incorporate into the Prospectus by reference. See also “Risk Factors” beginning on page 6 of the Prospectus.

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.” On April 18, 2024, the closing price of our Common Shares on the Nasdaq Global Select Market was US$7.83 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 19, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, at the Special Meeting (the “Special Meeting”) of shareholders of Canopy Growth Corporation (“Canopy Growth” or the “Company”) held on April 12, 2024, the Company’s shareholders passed a special resolution authorizing and approving an amendment to the Company’s Articles of Incorporation, as amended, in order to: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non-participating exchangeable shares (the “Exchangeable Shares”) and (ii) restate the rights of the Company’s common shares (“Common Shares”) to provide for a conversion feature whereby each Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share (the “Exchangeable Shares Resolution”).

On April 18, 2024, in connection with the approval of the Exchangeable Shares Resolution and the creation of the Exchangeable Shares, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Greenstar Canada Investment Limited Partnership (“Greenstar”), a wholly owned subsidiary of Constellation Brands, Inc. (“CBI”), pursuant to which Greenstar converted approximately C$81.2 million of principal amount of the C$100 million principal amount promissory note issued to Greenstar by Canopy Growth on April 14, 2023 (the “Promissory Note”) into 9,111,549 Exchangeable Shares (the “Note Exchange”), calculated based on a price per Exchangeable Share equal to C$8.91. Pursuant to the terms of the Exchange Agreement, all accrued and unpaid interest on the Promissory Note together with the remaining principal amount of the Promissory Note was cancelled and forgiven for no additional consideration by Greenstar. Following the closing of the Note Exchange, there is no outstanding balance owing under the Promissory Note and the Promissory Note has been cancelled, which has resulted in an overall reduction in debt on the Company’s balance sheet in the amount of C$100 million.

Concurrently with the Note Exchange, Greenstar and CBG Holdings LLC (“CBG” and, together with Greenstar, the “CBG Group”), a wholly owned subsidiary of CBI, exchanged all 17,149,925 Common Shares they collectively held for 17,149,925 Exchangeable Shares (the “CBI Exchange”) for no consideration pursuant to the terms of the Company’s Articles of Incorporation, as amended in accordance with the Exchangeable Shares Resolution. As a result of the CBI Exchange and the Note Exchange, the CBG Group no longer holds any Common Shares and now holds an aggregate of 26,261,474 Exchangeable Shares.

The foregoing summary of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on April 18, 2019, CBG, Greenstar and Canopy Growth entered into the second amended and restated investor rights agreement (the “Investor Rights Agreement”), pursuant to which the CBG Group, among other things, was entitled to designate four nominees for election or appointment to the board of directors of the Company (the “Board”), subject to certain conditions set out in the Investor Rights Agreement (the “Nominee Rights”).

As previously disclosed, on October 24, 2022, Canopy Growth entered into a consent agreement with CBG and Greenstar (the “Consent Agreement”), pursuant to which, Canopy Growth agreed, among other things, that following the conversion by CBG and Greenstar of their Common Shares into Exchangeable Shares, other than the Consent Agreement and the termination rights contained therein and the Promissory Note, all agreements between the Company and CBI, including the Investor Rights Agreement, would be terminated.

In accordance with the Consent Agreement and as a result of the CBI Exchange, on April 18, 2024, CBG, Greenstar and Canopy Growth terminated the Investor Rights Agreement, along with an administrative services agreement, a co-development agreement and all other commercial arrangements between them and their subsidiaries, other than the Consent Agreement, certain termination agreements and the Exchange Agreement. As a result, CBI no longer holds any governance rights in relation to Canopy Growth, including the Nominee Rights.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 3.02. The issuance of the Exchangeable Shares in connection with the Note Exchange was made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the Exchangeable Shares in exchange for the Common Shares in connection with the CBI Exchange was made in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the termination of the Investor Rights Agreement as described in Item 1.02 and subsequent to the Note Exchange, on April 18, 2024, Garth Hankinson, Judy Schmeling and James Sabia each provided notice to the Company of his or her decision to resign from the Board effective immediately (the “CBI Resignations”). Each of Mr. Hankinson, Ms. Schmeling and Mr. Sabia had been a nominee of the CBG Group under the Investor Rights Agreement.

Ms. Schmeling had served as Chair of the Board and as a member of the Audit Committee of the Board, and Mr. Sabia had served as a member of the Corporate Governance, Compensation and Nominating Committee of the Board.

None of the CBI Resignations were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On April 18, 2024, the Company issued a press release announcing the entering into of the Exchange Agreement as well as the CBI Exchange, the entering into of the Termination Agreement and the CBI Resignations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report on Form 8-K (this “Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Exchange Agreement, dated as of April 18, 2024, by and between Greenstar Canada Investment Limited Partnership and Canopy Growth Corporation.
99.1	Press Release, dated April 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: April 19, 2024

Exhibit 10.1

CANOPY GROWTH CORPORATION

Exchange Agreement

April 18, 2024

Table of Contents

Page

Section 1.	DEFINITIONS	1
Section 2.	RULES OF CONSTRUCTION	2
Section 3.	THE EXCHANGE	3
(a)	Generally	3
(b)	Closing	3
Section 4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY	4
(a)	Due Formation, Valid Existence and Good Standing; Power to Perform Obligations	4
(b)	Securities Act Matters	4
(c)	Non-Contravention	4
(d)	No Consents	4
(e)	Authorization, Execution, Delivery and Enforceability of This Exchange Agreement	4
(f)	Investment Company Act	4
(g)	Accuracy of Filings	4
(h)	Additional Documentation	5
Section 5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR	5
(a)	Power to Perform Obligations and Bind Accounts; Survival of Authority	5
(b)	Ownership of Promissory Note	5
(c)	Securities Law Matters	5
(d)	Passage of Good Title; No Liens	6
(e)	Non-Contravention	6
(f)	Jurisdiction of Residence	6
(g)	Compliance with Certain Laws; No Consents	6
(h)	Acknowledgement of Risks; Investment Sophistication	7
(i)	No View to Distribution; No Registration	7
(j)	Information Provided	7
(k)	No Investment, Tax or Other Advice	7
(l)	Investment Decision Matters	7
(m)	Due Diligence	8
(n)	No Regulatory Agency Recommendation or Approval	8
(o)	Qualified Institutional Buyer Status	8
(p)	Mutual Negotiation	8
(q)	Additional Documentation	8
Section 6.	TAX MATTERS	8
(a)	U.S. Persons	8
(b)	Withholding Tax	9

- i -

Section 7.	MISCELLANEOUS	9
(a)	Waiver; Amendment	9
(b)	Assignability	9
(c)	Further Instruments and Acts	9
(d)	Waiver of Jury Trial	9
(e)	Governing Law	9
(f)	Section and Other Headings	10
(g)	Counterparts	10
(h)	Notices	10
(i)	Binding Effect	10
(j)	Notification of Changes	10
(k)	Severability	10
(l)	Entire Agreement	10

Exhibits

Exhibit A: Investor Information	A-1

Exhibit B: Tax Matters	B-1

- ii -

Exchange Agreement

EXCHANGE AGREEMENT, dated as of April 18, 2024 between CANOPY GROWTH CORPORATION, a corporation organized and existing under the Canada Business Corporations Act (the “Company”), and GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP, a partnership formed and existing under the law of the Province of British Columbia (the “Investor”).

WHEREAS, the Company and the Investor desire to engage in the Exchange (as defined below) on the terms set forth in this Exchange Agreement.

THEREFORE, the Company and the Investor agree as follows.

Section 1.      DEFINITIONS.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Canadian Public Disclosure Record” means all documents filed with the Canadian securities regulatory authorities on SEDAR+ under the Company’s profile since January 1, 2024.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” means the date of execution of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the Common Shares in the capital of the Company.

“Company” has the meaning set forth in the first paragraph of this Exchange Agreement.

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023; (b) those portions of the Company’s 2023 Proxy Statement on Schedule 14A that are incorporated by reference into the Company’s Annual Report for the fiscal year ended March 31, 2023; and (c) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K) and Quarterly Reports on Form 10-Q, in each case, filed with the SEC after March 31, 2023.

“Exchange” has the meaning set forth in Section 3(a).

“Exchange Shares” means the 9,111,549 Exchangeable Shares issuable to the Investor in the Exchange.

“Exchangeable Shares” means the exchangeable shares in the capital of the Company.

“IRS” means the Internal Revenue Service.

“Liens” has the meaning set forth in Section 5(b).

“Promissory Note” means the promissory note dated April 14, 2023 with a principal amount of C$100,000,000 issued by the Company in favour of the Investor, together with accrued but unpaid interest to but excluding the Closing Date of C$4,297,222.22.

“SEC” means the U.S. Securities and Exchange Commission.

“SEDAR+” means the System for Electronic Document Analysis and Retrieval +.

“Securities Act” means the Securities Act of 1933, as amended.

“Taxes” has the meaning set forth in Section 6(b).

“Transfer Agent” means Odyssey Trust Company.

“TSX” means the Toronto Stock Exchange.

Section 2.      RULES OF CONSTRUCTION. For purposes of this Exchange Agreement:

(a)            “or” is not exclusive;

(b)            “including” means “including without limitation”;

(c)            “will” expresses a command;

(d)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e)            “herein,” “hereof” and other words of similar import refer to this Exchange Agreement as a whole and not to any particular Section or other subdivision of this Exchange Agreement, unless the context requires otherwise;

(f)            references to currency and to “$” mean the lawful currency of the United States of America, and references to “C$” mean the lawful currency of Canada, unless the context requires otherwise; and

(g)            the exhibits to this Exchange Agreement are deemed to form part of this Exchange Agreement.

Section 3.      THE EXCHANGE.

(a)            Generally. Subject to the other terms of this Exchange Agreement, the Investor agrees, on the Closing Date, to exchange (the “Exchange”), with the Company the aggregate principal amount of the Promissory Note for the Exchange Shares, deliverable on the Closing Date. All accrued but unpaid interest owing under the Promissory note, together with the remaining principal amount of the Promissory Note following the Exchange shall be cancelled and forgiven for no additional consideration. The Investor and the Company, each of which is dealing at arm’s length and acting in their own self-interest, agree that the value of the Exchange Shares has been determined using the closing price of the Common Shares on the TSX on April 17, 2024, which closing price the parties acknowledge and agree is and is representative of, the fair market value of each Exchange Share and that the fair market value of the Exchange Shares issued pursuant to this Exchange Agreement shall be determined by multiplying the fair market value of an Exchange Share by the number of the Exchange Shares issued in connection with this Exchange Agreement.

(b)            Closing.

(i)            Closing; Location. The Exchange will be settled as follows: on the Closing Date, the Investor will deliver the Promissory Note to the Company and the Company will deliver the Exchange Shares to the Investor (the “Closing”). Closing will take place electronically at 8:00 a.m., Toronto time, on the Closing Date.

(ii)            Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Exchange Agreement, at the Closing, subject to satisfaction of the terms and conditions of this Exchange Agreement, the Investor hereby agrees to sell, assign and transfer to, or upon the order of, the Company, all right, title and interest in the Promissory Note, and effective as of the Closing, waives any and all other rights with respect to the Promissory Note and releases and discharges the Company from any and all claims, whether now known or unknown, the Investor may now have, or may have in the future, arising out of, or related to, the Promissory Note, including any claims arising from any existing or past defaults under the Promissory Note, or any claims that the Investor is entitled to receive additional, special or default interest with respect to the Promissory Note, provided that, for certainty, the provisions of this Section 3(b)(ii) shall not affect the rights, entitlements, claims or other benefits the Investor may have if the Closing does not occur in the manner contemplated by this Exchange Agreement. The Investor agrees that the Investor shall not take any steps to enforce any of its rights with respect to the Promissory Note on or after the Closing Date other than its right to receive the Exchange Shares pursuant to this Exchange Agreement.

(1)            Delivery of Exchange Shares. On the Closing Date, the Company will issue the Exchange Shares to the Investor, which shall be evidenced by a direct registration system advice statement, registered in the name of the Investor as set forth in Exhibit A to this Exchange Agreement. The Company will cause the Transfer Agent to deliver to the Investor the direct registration system advice statement evidencing the Exchange Shares.

Section 4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Investor and covenants that:

(a)            Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the Canada Business Corporations Act, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Exchange and to enter into this Exchange Agreement and perform all of its obligations hereunder.

(b)            Securities Act Matters. The repurchase of the Promissory Note pursuant to this Exchange Agreement is not prohibited by applicable Canadian securities laws.

(c)            Non-Contravention. The Exchange and the other transactions contemplated hereby to be performed by the Company will not (i) contravene any law, rule or regulation binding on the Company or any subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any subsidiary thereof, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Exchange Agreement.

(d)            No Consents. Other than approval of the TSX for the listing of the Common Shares underlying the Exchange Shares, no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority or of the shareholders of the Company is required for the execution, delivery and performance by the Company of its obligations under this Exchange Agreement and the consummation of the transactions contemplated by this Exchange Agreement, except such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company.

(e)            Authorization, Execution, Delivery and Enforceability of This Exchange Agreement. This Exchange Agreement has each been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable by the Investor in accordance with its terms.

(f)            Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Exchange Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(g)            Accuracy of Filings. The Covered SEC Filings, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents filed and comprising the Canadiain Public Disclosure Record did not at the time of filing and do not contain a misrepresentation (within the meaning of applicable Canadian securities laws).

(h)            Additional Documentation. The Company will, upon request, execute and deliver, for itself, any additional documents that the Investor may reasonably request to complete the Exchange.

 Section 5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR. The Investor represents and warrants to the Company and covenants that:

(a)            Power to Perform Obligations and Bind Accounts; Survival of Authority. The Investor has full power and authority to exchange, sell, assign and transfer the Promissory Note to be exchanged pursuant to, and to enter into, this Exchange Agreement and perform all obligations required to be performed by the Investor under this Exchange Agreement.

(b)            Ownership of Promissory Note. The Investor is and, immediately before the Closing, will be the beneficial owner of the Promissory Note.

(c)            Securities Law Matters. The Investor did not acquire the Promissory Note, after the original issue date of the Promissory Note, from the Company or any “affiliate” (within the meaning of Rule 144(a) under the Securities Act) of the Company. The Investor acknowledges that the Exchange Shares shall have attached to them legends setting out resale restrictions under applicable securities Laws substantially in the following form (and with the necessary information inserted):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY THE COMPANY’S TRANSFER AGENT, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AND/OR ITS TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AND/OR ITS TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

The Investor acknowledges that the ability to transfer the Exchange Shares is limited by, among other things, applicable Canadian and U.S. securities laws. The Exchangeable Shares are not listed or posted for trading on any securities exchange, and, therefore, the Exchange Shares cannot be traded through the facilities of the TSX or Nasdaq. In addition, absent an exemption from the prospectus requirement under applicable Canadian securities laws and the registration requirements under applicable U.S. federal securities laws, the Exchange Shares cannot be traded since the Exchangeable Shares are not freely transferable in Canada or the United States. In addition, certain of such exemptions under Canadian law require the Investor to have held the Exchange Shares for four months and a day. The Investor agrees that compliance with the Securities Act and applicable Canadian securities laws in respect of any sale or transfer of Exchange Shares is the exclusive responsibility of the Investor.

(d)            Passage of Good Title; No Liens. The Investor is the beneficial owner of the Promissory Note with good, marketable and unencumbered title to the Promissory Note, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”). When the Promissory Note is exchanged pursuant to this Exchange Agreement, the Company will acquire good, marketable and unencumbered title to the Promissory Note, free and clear of any Liens arising as a result of the holding by the Investor.

(e)            Non-Contravention. The Exchange and the other transactions contemplated hereby to be performed by the Investor will not (i) contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (provided that the Investor does not make any representations regarding the application of applicable securities laws); or (ii) constitute a breach or violation or result in a default under the organizational documents of the Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor is a party or by which it is bound.

(f)            Jurisdiction of Residence. The Investor is a resident of the jurisdiction set forth on Exhibit A attached to the Exchange Agreement.

(g)            Compliance with Certain Laws; No Consents. The Investor will be responsible for compliance with all applicable laws and regulations in effect in any jurisdiction in which the Investor acquires the Exchange Shares and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor is subject or in which the Investor acquires the Exchange Shares, provided that the Investor makes no representations regarding the application of or compliance with applicable securities laws.

(h)            Acknowledgement of Risks; Investment Sophistication.The Investor understands and accepts that the Exchang Shares involve risks. The Investor has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange and an investment in the Exchangeable Shares. With the assistance of the Investor’s own professsional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Exchange Shares and the consequences of the Exchange and this Exchange Agreement. The Investor has considered the suitability of the Exchang Shares as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the Exchange Shares.

(i)            No View to Distribution; No Registration.The Investor is acquiring the Exchange Shares solely for the Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchange Shares in violation of the Securities Act. The Investor understands that the offer and sale of the Exchange Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the accuracy of the other representations made by the Investor in this Exchange Agreement.

(j)            Information Provided. The Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Exchange Agreement. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor.

(k)            No Investment, Tax or Other Advice. The Investor confirms that it is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company or any of its affiliates as investment, tax or other advice or as a recommendation to participate in the Exchange and receive the Exchange Shares in exchange for the Promissory Note. Neither the Company nor any of its affiliates is acting or has acted as an advisor to the Investor in deciding whether to participate in the Exchange and to exchange the Promissory Note for the Exchange Shares.

(l)            Investment Decision Matters. The Investor confirms that neither the Company, nor any of its affiliates have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Exchange Shares; or (ii) made any representation to the Investor regarding merits of an investment in the Exchange Shares. In deciding to participate in the Exchange, other than the representations and warranties contained herein, the Investor is not relying on the advice or recommendations of the Company, or its affiliates, and has made its own independent decision that the terms of the Exchange and the investment in the Exchange Shares are suitable and appropriate for it.

(m)            Due Diligence. The Investor is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Exchange Shares. The Investor has had access to and reviewed such information concerning the Company and the Exchange Shares it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(n)            No Regulatory Agency Recommendation or Approval. The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Exchange Shares or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Exchange and this Exchange Agreement.

(o)            Qualified Institutional Buyer Status. The Investor is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and an ‘accredited investor’ as such term is defined in Rule 501(a) promulgated under the Securities Act. The Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(p)            Mutual Negotiation. The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange. The Investor had a sufficient amount of time to consider whether to participate in the Exchange, and neither the Company nor any of its affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange.

(q)            Additional Documentation. The Investor will, upon request, execute and deliver any additional documents that the Company may reasonably request to complete the Exchange.

Section 6.      TAX MATTERS.

(a)            U.S. Persons. The Investor acknowledges that, if it is a United States person for U.S. federal income tax purposes, the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9, which is provided herein on Exhibit B attached to this Exchange Agreement. The Investor further acknowledges that, if it is not a United States person for U.S. federal income tax purposes, the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to its foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that it may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to it unless it properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, the Investor hereby represents that it is able to receive any Exchange Shares hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. withholding tax and is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Investor fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit B) and agrees to hold the Company and its agents harmless for the breach of such representation.

[Intentionally deleted]

(b)            Withholding Tax. The Company and the Investor acknowledge that all payments or deliveries in connection with the Exchange made by or on behalf of the Company under or with respect to the Exchange Shares are required to be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of the government of Canada, any province or territory of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, unless such person is required to withhold or deduct Taxes by applicable law or by the interpretation or administration thereof. If any Taxes are required by applicable law to be deducted and withheld in connection with the Exchange Shares hereunder, the Company shall within the time period for payment required by applicable law, pay to the appropriate governmental body the full amount of such Taxes, and make such reports and filings in connection therewith in the manner required.  Where the Company deducts or withholds any amount of Taxes required to be deducted and withheld as contemplated herein, the Company shall be considered for all purposes hereof to have satisfied its obligation to make such amount of the payment and the amount so deducted or withheld shall be deemed to have been paid (or issued) to the Investor hereunder, provided that the Company complies with its obligations to pay such amount to the applicable government authority within the time required.

Section 7.      MISCELLANEOUS.

(a)            Waiver; Amendment. Neither this Exchange Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b)            Assignability. Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor, on the other hand, without the prior written consent of the other party.

(c)            Further Instruments and Acts. Each of the parties to this Exchange Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Exchange Agreement.

(d)            Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

(e)            Governing Law. This Exchange Agreement will be governed by and construed in accordance with the internal laws of the Province of Ontario.

(f)            Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and will not affect the meaning or interpretation of this Exchange Agreement.

(g)            Counterparts. This Exchange Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Exchange Agreement by electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h)            Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8, Canada, Attention: Chief Legal Officer; and (ii) if to the Investor, the address provided on the signature page below.

(i)            Binding Effect. The provisions of this Exchange Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(j)            Notification of Changes. The Company and the Investor hereby covenants and agrees to notify the other party upon the occurrence of any event prior to Closing that would cause any representation, warranty, or covenant given by the notifying party contained in this Exchange Agreement to be false or incorrect.

(k)            Severability. If any term or provision of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l)            Entire Agreement. This Exchange Agreement, including all exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Exchange Agreement have caused this Exchange Agreement to be duly executed as of the date first written above.

Investor:

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP, by its general partner, GREENSTAR CANADA INVESTMENT CORPORATION
Legal Name

	By:	/s/ Kenneth W. Metz
Name: Kenneth W. Metz
Title: President

Investor Address:		Taxpayer Identification Number:

200-150 King Street West		[Omitted pursuant to Item 601(a)(6) of Regulation S-K]

Toronto, ON M5H 1J9		Telephone Number:

[Omitted pursuant to Item 601(a)(6) of Regulation S-K]

Country (and, if applicable, State) of Residence:

Ontario, Canada

[Signature Page to Exchange Agreement]

CANOPY GROWTH CORPORATION

By:	/s/ Christelle Gedeon
Name: Christelle Gedeon
Title: Chief Legal Officer

[Signature Page to Exchange Agreement]

EXHIBIT A

Investor Information

EXHIBIT B

Tax Matters

Backup Withholding Tax

Under U.S. federal income tax law, an Investor who exchanges the Promissory Note for the Exchange Shares generally must provide such Investor’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or an Investor’s employer identification number. If the correct TIN is not provided, the Investor may be subject to a $50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If an Investor is required to provide a TIN but does not have the TIN, the Investor should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such Investor’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. Investors are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

B-1

Portfolio Interest Exemption (for Investors That Are Not U.S. Persons for U.S. Federal Income Tax Purposes)

Under U.S. federal income tax law, an Investor that exchanges the Promissory Note for the Exchange Shares and is otherwise not eligible to provide an IRS Form W-9 must claim an exemption from U.S. withholding tax on payments or deliveries attributable to accrued and unpaid interest. Any Investor that claims such an exemption under the so-called “portfolio interest exemption” is hereby deemed to represent and certify (along with the providing the applicable IRS Form W-8BEN or W-8BEN-E). However, if the Investor is an intermediary, a foreign partnership or other flow-through entity, then the following adjustments will be made:

A.	The following representation will be provided as applied to the Investor:

•	record ownership under Clause I.

B.	The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•	beneficial ownership under Clause I,

•	the status in Clause III, and

•	the status in Clause IV.

C.	The following representation will be provided as applied to the Investor as well as the partners, members:

I.	It is the sole record and beneficial owner of the Promissory Note in respect of which it is providing this certification.

II.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

III.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

IV.	It is not a “controlled foreign corporation” (as such term is defined in Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).

B-2

Exhibit 99.1

Canopy Growth Announces CBI Conversion to Exchangeable Shares and Newly Constituted Board of Directors

Conversion of Greenstar Promissory Note into Exchangeable Shares further improves Canopy’s balance sheet through the elimination of short term debt, reduces overall debt balance by C$100MM

SMITHS FALLS, ONTARIO (April 18 2024) – Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (NASDAQ: CGC) announced today that in connection with the creation of the non-voting and non-participating exchangeable shares in the capital of Canopy Growth (the “Exchangeable Shares”), on April 18, 2024, Greenstar Canada Investment Limited Partnership (“Greenstar”) and CBG Holdings LLC (“CBG” and, together with Greenstar, the “CBG Group”), each a wholly-owned subsidiary of Constellation Brands, Inc. (“CBI”), exchanged all 17,149,925 common shares in the capital of the Company (the “Common Shares”) they collectively held for 17,149,925 Exchangeable Shares (the “CBI Exchange”) for no consideration. As a result of the CBI Exchange, the CBG Group no longer holds any Common Shares. Each Exchangeable Share is convertible, at the option of the holder, into one Common Share. The Exchangeable Shares are not traded on a public market and represent an interest in Canopy Growth directly, not Canopy USA, LLC (“Canopy USA”).

“This is another important step forward for the Canopy USA strategy following the recent and overwhelming approval of our shareholders to create this exchangeable class of shares,” said David Klein, Chief Executive Officer of Canopy Growth. “We look forward to maintaining an enduring positive relationship with CBI as our largest shareholder, and to the further advancement of the Canopy USA strategy that this change enables as Canopy USA moves forward with the acquisitions of Wana, Jetty and Acreage.”

As previously disclosed by the Company, on April 18, 2019, CBG, Greenstar and Canopy Growth entered into a second amended and restated investor rights agreement (the “Investor Rights Agreement”), pursuant to which the CBG Group, among other things, was entitled to designate four nominees for election or appointment to the board of directors of the Company (the “Board”), subject to certain conditions set out in the Investor Rights Agreement (the “Nominee Rights”).

In accordance with the consent agreement dated October 24, 2022 among CBG, Greenstar and Canopy Growth (the “Consent Agreement”) and as a result of the CBI Exchange, CBG, Greenstar and Canopy Growth have terminated the Investor Rights Agreement, along with an administrative services agreement, co-development agreement, and all other commercial arrangements between them and their subsidiaries, other than the Consent Agreement, certain termination agreements and the Exchange Agreement (as defined below) As a result, CBI no longer holds any governance rights in relation to Canopy Growth, including the Nominee Rights.

In connection with the termination of the Investor Rights Agreement and subsequent to the Note Exchange (as defined below), on April 18, 2024, Garth Hankinson, Judy Schmeling and James Sabia (collectively, the “CBG Nominees”) each provided notice to the Company of his or her decision to resign from the Board effective immediately (the “CBI Resignations”). Each of the CBG Nominees had been a nominee of the CBG Group under the Investor Rights Agreement.

Ms. Schmeling had served as Chair of the Board and as a member of the Audit Committee of the Board, and Mr. Sabia had served as a member of the Corporate Governance, Compensation and Nominating Committee of the Board (the “CGCN Committee”).

None of the CBI Resignations were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following the CBI Resignations, the Board is now comprised of:

•	David Lazzarato (Chair of the Board, Member of the Audit Committee and Member of the CGCN Committee);

•	Willy Kruh (Director and Chair of the Audit Committee);

•	Theresa Yanofsky (Director, Chair of the CGCN Committee and Member of the Audit Committee);

•	Luc Mongeau (Director and Member of the CGCN Committee); and

•	David Klein (Chief Executive Officer and Director).

The Company also announced that on April 18, 2024, Canopy Growth entered into an exchange agreement (the “Exchange Agreement”) with Greenstar, pursuant to which Greenstar converted approximately C$81.2 million of the principal amount of the C$100 million principal amount promissory note issued to Greenstar by Canopy Growth on April 14, 2023 (the “Promissory Note”) into 9,111,549 Exchangeable Shares (the “Note Exchange” and together with the CBI Exchange, the “Transactions”), calculated based on a price per Exchangeable Share equal to C$8.91. Pursuant to the terms of the Exchange Agreement, all accrued but unpaid interest on the Promissory Note together with the remaining principal amount of the Promissory Note was cancelled and forgiven for no additional consideration by Greenstar. Following the closing of the Note Exchange, there is no outstanding balance owing under the Promissory Note and the Promissory Note has been cancelled, which has resulted in an overall reduction in debt on the Company’s balance sheet in the amount of C$100 million. As a result of the Transactions, CBG and Greenstar now hold an aggregate of 26,261,474 Exchangeable Shares.

The Note Exchange is considered to be a “related party transaction” within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Pursuant to Section 5.5(a) and 5.7(1)(a) of MI 61-101, the Company is exempt from obtaining a formal valuation and minority approval of the Company’s shareholders with respect to the Note Exchange as the fair market value of the Note Exchange is below 25% of the Company’s market capitalization as determined in accordance with MI 61-101. In addition, the Note Exchange was approved by the board of directors of the Company with the CBG Nominees each having disclosed their interest in the Note Exchange by virtue of their positions with CBI and abstaining from voting thereon. The Company did not file a material change report 21 days prior to the closing of the Note Exchange as the details of the Note Exchange had not been finalized at that time. The Company has not received, nor has it requested, a valuation of its securities or the subject matter of the Note Exchange in the 24 months prior to the date hereof.

More Information

Nik Schwenker

Vice President, Communications

media@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading North American cannabis and consumer packaged goods (“CPG”) company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Canopy Growth’s CPG portfolio features gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high- quality cannabis extracts and pioneer of clean vape technology.

Beyond its world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment – pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements include, but are not limited to, statements with respect to: expectations regarding the advancement or acceleration of the Canopy USA strategy; expectations regarding the Company’s continued relationship with CBI; the timing and outcome of Canopy USA’s exercise of rights to acquire its U.S. assets in Wana Wellness, LLC, The CIMA Group, LLC and Mountain High Products, LLC (referred to herein as Wana), Lemurian, Inc. (referred to herein as Jetty) and Acreage Holdings, Inc. (referred to herein as Acreage) including the satisfaction or waiver of the closing conditions set out in the underlying agreements and receipt of all regulatory approval; expectations regarding the U.S. federal laws and regulations and any amendments thereto; expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions; our ability to successfully create and launch brands and further create, launch and scale cannabis-based products; our ability to continue as a going concern; our ability to execute on our strategy and the anticipated benefits of such strategy; the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis, including THC; the future performance of our business and operations; and our ability to comply with the listing requirements of the Nasdaq Stock Market LLC and the Toronto Stock Exchange.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including, without limitation: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) general economic, financial market, regulatory and political conditions in which we operate; (iii) anticipated and unanticipated costs; (iv) government regulation; (v) our ability to realize anticipated benefits, synergies or generate revenue, profits or value; and (xiii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the United States Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, our limited operating history; the diversion of management time on issues related to Canopy USA; the risks the risks relating to the conditions precedent to the acquisitions of Acreage, Wana and Jetty not being satisfied or waived; the risks related to Acreage’s financial statements expressing doubt about its ability to continue as a going concern; the fact that we have yet to receive audited financial statements from Jetty; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable policies and regulations; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; inflation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; the risks related to the Exchangeable Shares having different rights from our Common Shares and the fact that there may never be a trading market for the Exchangeable Shares; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023 filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR+ on June 22, 2023 and in Item 1A of Part II of the Company’s Form 10-Q for the fiscal quarter ended December 31, 2023 filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR+ on February 9, 2024. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.